CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

This Confidentiality and Nondisclosure Agreement ("Agreement") effective as of [___________] (the “Effective Date”) is by and between Omnitek Engineering, Inc., a California Corporation (the “Company”), and [________________] (the “Director”) with reference to the following facts:

Whereas, during the course of their discussions and dealings, and Director’s serving as a member of the Board of Directors of the Company, the Director may be exposed to or come into possession of information that is confidential and proprietary to the Company (as further defined below, "Protected Information").

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and obligations contained herein and intending to be bound hereby, the parties hereto agree as follows:

NOW, THEREFORE, in consideration of Director’s agreement to serve as a director of the Company pursuant to that certain Director Agreement executed concurrently herewith, Director hereto agrees as follows:

1.           Protected Information Defined; Exclusions.

(a) "Protected Information" shall mean:  (i) all proprietary information, in whatever form and format, of the Company and its affiliated and related companies; (ii) all information marked or designated by the Company as confidential; (iii) all information, whether in written or other tangible form and whether designated as confidential or unmarked, and which is treated by the Company as confidential; and (iv) all information provided to the Company by third parties which the Company is obligated to keep confidential.  Without limiting the foregoing, Protected Information includes trade secrets as defined under the Uniform Trade Secrets Act, all information relating to Company’s suppliers and customers, inventions, discoveries, trade secrets, ideas, drawings, specifications, techniques, models, data, programs, documentation, software, processes, know-how, customer lists, marketing plans and financial information.

(b)           Notwithstanding Section 1(a), Protected Information shall exclude any information that (i) is or becomes part of the public domain through no act or failure to act on the part of Director; (ii) is furnished to the Director  by a third party without restriction on disclosure, where such third party obtained such information and the right to disclose it to the receiving party without violation of any rights which the Company may have in such information; or (iii) has been independently developed by the Director , before or after the execution of this Agreement, without violation of any rights which the Company may have in such information.

2.           Director's Obligations.   Following the receipt of Protected Information obtained by Director from the Company or another source, the Director  shall (a) not disclose Protected Information, directly or indirectly, to any third person without the express written consent of the Company, (b) hold and maintain Protected Information in trust and confidence for the benefit of the Company, (c) not copy, transmit, reproduce, summarize, quote or make any commercial or other use of any Protected Information, except for the benefit of the Company, (d) disclose Protected Information to its employees only on a need to know basis, and (e) inform all persons having access to Protected Information of the confidential nature thereof and of the Director's obligations hereunder, and shall take reasonable security precautions and such other actions as may be necessary to insure that there is no use or disclosure of Protected Information in violation of this Agreement.  All confidential and non-use obligations contained in this Section 2 shall expire only at such time as the relevant Protected Information ceases to be Protected Information through no fault of Director.

3.           Property of the Company; Director's Information.

(a)           All Protected Information shall remain the sole property of the Company.  Upon request, Director will return to the Company all items and material in Director's possession or control which contain any Protected Information.  Any copies of such items or material shall also be returned, and any copies in computer files or other form that cannot be returned shall be destroyed and certified as such by Director.

(b)           Director agrees not to disclose to the Company any information, which is confidential to Director or to any third party.  the Company shall be free to use and to disclose in any way it deems appropriate any information, documents, or work product provided to the Company by Director without accounting to Director.

                4.           No Rights.  Nothing contained in this Agreement shall be construed as granting or conferring any right, title, or interest, in any Protected Information, patent, trademark, or copyright or other proprietary right that is now or subsequently owned by the Company.

5.           Term and Termination.  This Agreement shall become effective on the date of execution by the Company and Director and remain in effect for so long as any of the Protected Information remains confidential or proprietary to the Company.

6.           Injunctive Relief.  Each party acknowledges and agrees that the release of Protected Information in violation of this Agreement may cause irreparable harm for which the Company may not be fully or adequately compensated by recovery of monetary damages.  Accordingly, in the event of any such violation or threatened violation the Company shall be entitled to injunctive relief from a court of competent jurisdiction in addition to any other remedy available at law or in equity. The Director further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief. This provision is without prejudice to any other rights that the Company may have against the Director for any failure to perform its respective obligations under this Agreement.

7.           Subpoenas.  Director agrees that if it is served with any subpoena or other compulsory judicial or administrative process calling for production or disclosure of Protected Information, it will immediately notify the Company in order that the Company may take such action as it deems necessary to protect its interest.

8.           Amendments; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented, except upon written agreement executed by the Company and the Director. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions.

9.           Further Assurances.  Each of the Parties to this Agreement agrees to perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary or desirable to effectuate the purpose of this Agreement.

10.         Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

11.           Notices.  All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

If to Omnitek, addressed to:
Omnitek Engineering Corp.
Attn: Werner Funk, President
1945 S. Rancho Santa Fe Road
San Marcos, CA 92078

If to Director, addressed to:
[_______________________]
________________________
________________________

12.           Governing Law; Venue.  This Agreement is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles.  This Agreement shall be deemed made and entered into in San Diego County, State of California and venue for any Proceeding as defined below, in connection with this Agreement shall be in San Diego County, California.

13.           Waiver of Jury Trial.  The Parties hereto hereby voluntarily and irrevocably waive trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

14.           Attorneys' Fees.  If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, at trial and on appeal, reasonable attorneys' fees, costs and disbursements in addition to any other relief that may be granted.

15.           Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be sufficient for execution of this Agreement.

16.           Independent Advice of Counsel. The Parties hereto, and each of them, represent and declare that in executing this Agreement they relied solely upon their own judgment, belief, knowledge and the advice and recommendations of their own independently selected counsel, concerning the nature, extent, and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the Agreement by any representations or statements covering any matters made by any other party or that party’s representatives hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

OMNITEK ENGINEERING CORP,

_______________________________________________
By: Werner Funk
Its: President and CEO

DIRECTOR

_______________________________________________
[Name and Signature of Director]